EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

Subsidiaries of Registrant	State or Country of Incorporation or Organization
Augat Europe, Inc.	Delaware
Dutch L.P., Inc.	Delaware
Jennings Technology Company, LLC	Delaware
T&B Caribe, Corp.	Delaware
T&B Europe, Inc.	Delaware
T&B Mexico LLC	Delaware
T&B Power Solutions, LLC	Delaware
T&B Power Solutions II, LLC	Delaware
Thomas & Betts International, Inc.	Delaware
Adaptaflex Pty. Ltd.	Australia
T&B Australasia Pty. Ltd.	Australia
PMA GmbH	Austria
T&B Benelux BVBA	Belgium
T&B European Centre S.A.	Belgium
Reznor Europe N.V.	Belgium
Lamson & Sessions, Ltd.	Canada
T&B Investments Ltd.	Canada
T&B Limited	Canada
T&B Manufacturing, Inc.	Canada
T&B (Ontario) Ltd.	Canada
Drilling Technical Supply	France
Gaz Industrie S.A.S.	France
Gaz Industrie SCP	France
Kaufel France S.A.	France
Kaufel S.A.	France
PMA France S.A.R.L.	France
SCI ICL	France
Kaufel GmbH & Co.	Germany
Kaufel Van Lien Barendrecht GmbH	Germany
KVBL Beteiligungsverwaltungs GmbH	Germany
PMA Beteilingungen GmbH	Germany
PMA Deutschland GmbH	Germany
PMA Holding GmbH	Germany
T&B Vertriebs GmbH	Germany
LMS Asia Limited	Hong Kong
T&B Sales (Hong Kong) Limited	Hong Kong
T&B Gyarto Kft.	Hungary
T&B India Private Ltd.	India
T&B A Ltd.	Israel
PMA Italia s.r.l.	Italy
T&B Italy Sales Srl.	Italy
T&B Japan Ltd. KK Branch	Japan
T&B Sales (Japan), Co. Ltd.	Japan
T&B Asia (Malaysia) BHD	Malaysia
T&B Corporacion Mexicana S.A. de C.V.	Mexico
T&B de Mexico S. de R.L. de C.V.	Mexico

EXHIBIT 21 (Continued)

Subsidiaries of Registrant	State or Country of Incorporation or Organization
T&B Division Mexico S. de R.L. de C.V.	Mexico
T&B Monterrey S. de R.L. de C.V.	Mexico
T&B Procesos de Mexico S. de R.L. de C.V.	Mexico
T&B Europe C.V.	Netherlands
Thomas & Betts Netherlands B.V.	Netherlands
T&B Caribe, Inc.	Puerto Rico
T&B (KSA) LLC	Saudi Arabia
T&B Asia (Singapore) Pte. Ltd.	Singapore
PMA Proteccion Cable S.L.	Spain
PMA AG	Switzerland
Adaptaflex Ltd.	United Kingdom
Ambi-Rad Energy Ltd.	United Kingdom
Ambi-Rad Group Ltd.	United Kingdom
Ambi-Rad Limited	United Kingdom
Ambi-Rad Radiant Heating Systems Ltd.	United Kingdom
Benson Heating Ltd.	United Kingdom
Cable Management Products Ltd.	United Kingdom
Dundas Group Holdings Ltd.	United Kingdom
Dundas Holdings Ltd.	United Kingdom
Dundas Pty. Ltd.	United Kingdom
Elkay Electrical Ltd.	United Kingdom
Harnessflex Ltd.	United Kingdom
Kopex International Ltd.	United Kingdom
Niche Limited	United Kingdom
Nordair Limited	United Kingdom
PMA UK Limited	United Kingdom
Royce Thompson Ltd.	United Kingdom
T&B Holdings (U.K.) Limited	United Kingdom
T&B Limited (U.K.)	United Kingdom
W.J. Furse & Co. Ltd.	United Kingdom